1 EMPLOYMENT AGREEMENT THIS AGREEMENT, effective as of January 1, 2026 (“Effective Date”), is by and between CUSTOMERS BANCORP, INC., a Pennsylvania corporation, with its main office located at 701 Reading Avenue, West Reading, PA 19611 (collectively with any of its subsidiaries and affiliates, the “Company”) and Jay Sidhu (“Executive”). 1. Background. A. The Company currently employs Executive as its Chief Executive Officer pursuant to an Employment Agreement dated December 30, 2016 (the “Current Employment Agreement”). B. The Company wishes to secure the services of Executive as the Executive Chairman of the Board of Directors of both the Company and Customers Bank. Effective on January 1, 2026, Executive’s title will change to Executive Chairman of the Board of Directors of the Company and Customers Bank. C. Subject to the terms and conditions hereinafter, Executive is willing to enter into this Employment Agreement (this “Agreement”) upon the terms and conditions set forth. D. The Company’s Leadership Development and Compensation Committee of the Board of Directors (“LD&CC”) has approved this Agreement. NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties agree as follows: 2. Employment. Company agrees to employ Executive as Executive Chairman of the Board of Directors of the Company during the “Term” defined in Section 3 of this Agreement. Executive shall report to and be subject to the direction of the Board of Directors of the Company. As of the Effective Date, Executive is a member of the Board of Directors. Executive shall have the powers and authority ordinarily given to the position described above as provided under the Bylaws of the Company. Executive will have such duties as normally apply to such position(s). Executive shall devote all of his working time, abilities and attention to the business of the Company, and will fulfill all of the duties required of him. The services of Executive shall be rendered principally in West Reading, PA. Executive acknowledges and agrees that the nature of his role requires regular presence at the Company’s New York City location(s), and shall allocate time in New York City as necessary to fulfill Executive’s duties, attend meetings, and collaborate with key stakeholders. Executive may work remotely as mutually agreed upon with Company, and shall undertake travel on behalf of Company as may be reasonably required. 3. Term of Employment. Subject to the terms and conditions of this Agreement, the initial term of employment hereunder shall be for the three (3)-year period commencing on the Effective Date and ending on the day preceding the three (3)-year anniversary of the Effective Date. Thereafter, on each anniversary of the Effective Date, the term of employment shall be extended by one (1) year, and shall continue unless and until either party delivers at least sixty (60) days’ notice of cancellation to the other party prior to such anniversary, in which case the term of

2 employment hereunder shall expire as of the date to which it was last extended pursuant to this sentence. Such notice shall be delivered in a manner consistent with the requirements of Section 13. References in this Agreement to the “Term” shall refer both to such initial term and any extension thereof. 4. Compensation. In consideration of the services to be rendered by Executive, Company shall pay to Executive during the initial Term: A. An annualized base salary rate of not less than six hundred fifty thousand dollars ($650,000) per annum for each year of the Term, payable in equal installments over such payroll cycles as the Company pays its executive officers generally, with any salary for initial or final partial months or other payroll periods being prorated based on the number of calendar days in question. B. Short-Term Incentive (“STI”): For performance year 2026 and each performance year during the Term thereafter, Executive will not be eligible to receive a STI award, unless otherwise determined in the sole discretion and final determination by the LD&CC or by the Board of Directors. STI awards may be awarded as a mix of cash, and time-vested Restricted Stock Units (“RSUs”) typically scheduled to vest in three equal, annual installments. The actual vesting schedule and mix may vary year-over-year (e.g., awarded entirely in the form of RSUs) and is subject to final determination by the LD&CC). The actual payout of the STI for each performance year is expected to be payable in March of the calendar year immediately following the performance year and may be higher or lower than target for your role, based on the weighted level of Company performance achieved versus pre-defined metrics approved by the LD&CC. STI awards are not earned until they are paid, are subject to applicable deductions and withholdings, and remain subject to all policies and/or plan provisions under which they were awarded. C. Long-Term Incentive (“LTI”): For performance year 2026 and each performance year during the Term, Executive will have a target LTI equal to 200% of Executive’s annualized base salary rate. LTI awards are typically awarded entirely in the form of RSUs, with 40% of the award scheduled to vest in three equal, annual installments, and 60% of the award scheduled to cliff vest 100% after three years resulting in a final payout that may be higher or lower than the target number of performance units, based on performance-based criteria approved by the LD&CC. LTI awards are typically granted in April of the calendar year following the end of the respective performance year (i.e., April 2027 for performance year 2026). LTI awards are not earned until they vest and remain subject to all policies and/or plan provisions under which they were awarded. D. Benefits: (i) Executive will continue to be eligible for health and welfare benefits as well as paid time off and holidays in accordance with applicable Company plans and policies, which may be amended from time to time. Executive will also be eligible to participate in benefits and/or perquisites commensurate with other similarly situated executives of the Company, including reimbursement of a country club membership.

3 (ii) Executive will be eligible to participate in a non-qualified SERP benefit on terms and conditions of a separate SERP agreement with the Company. The annual amount of the non- qualified SERP benefit is expected to be $300,000 per year for fifteen (15) years, generally payable at the later of age 65 or separation from service. The Executive will at all times be a general unsecured creditor of the Company. 5. Reimbursement of Expenses. During the Term, Company shall reimburse Executive for reasonable expenses incurred by him in the performance of his duties, as well as those incurred in furtherance of or in connection with the business of Company, including but not limited to traveling, entertainment, dining and other expenses. 6. Termination of Employment. 6.1 Termination by Company; “Cause.” Company shall have the right to terminate Executive’s employment hereunder at any time, with or without “Cause” (as defined below). In the event of any termination by Company, Company shall give Executive forty-five (45) days prior notice of any termination without Cause, but shall not be obligated to give Executive prior notice of a termination with Cause. Company shall nevertheless be obligated to pay Executive such compensation and severance, if any, as may be provided for in this Agreement under the applicable circumstances. Company will give Executive notice of termination of his employment pursuant to a “Notice of Termination” (as defined below). 6.2 No Right to Compensation or Benefits Except as Stated. If the Company terminates Executive’s employment for Cause, Executive shall have no right to severance compensation of any kind, or any right to salary or other benefits for any period after such date of termination. If Executive is terminated by Company other than for Cause, Executive’s rights to compensation and benefits under this Agreement shall be as set forth in Section 6.6. 6.3 Termination by Executive for Good Reason. Executive shall have the right to terminate his employment for “Good Reason” (as defined below), subject to satisfying the procedural requirements within the definition of Good Reason. If Executive terminates his employment for Good Reason, Executive’s rights to compensation and benefits under this Agreement shall be as set forth in Section 6.6. 6.4 Termination by Executive without Good Reason. Executive shall have the right to terminate his employment without Good Reason, but, in all events, Executive shall give Company notice pursuant to a written “Notice of Termination” (as defined below) not less than forty-five (45) days prior to the date his termination of employment will be effective. Executive shall have no right to severance compensation of any kind, or any right to salary or other cash or equity-based compensation or benefits for any period after such date of termination. 6.5 Certain Definitions. A. Cause: For the purpose of this Agreement, “Cause” means Executive’s (1) willful material failure by Executive to perform the duties to the Company required of Executive (other than any such failure resulting from incapacity due to physical or mental illness of Executive or material changes in the direction and policies of the Board of Directors of the Company), if such failure continues for thirty (30) days after a written demand for substantial performance is

4 delivered to Executive by the Company which specifically identifies the manner in which it is believed that Executive has failed to attempt to perform Executive’s duties hereunder; (2) willful misconduct by Executive that is materially injurious to the Company; (3) receipt by the Company of a notice (which shall not have been appealed by Executive or shall have become final and non- appealable) of any governmental body or entity having jurisdiction over the Company requiring termination or removal of Executive from Executive’s then present position, or receipt of a written directive or order of any governmental body or entity having jurisdiction over the Company (which shall not have been appealed by Executive or shall have become final and non-appealable) requiring termination or removal of Executive from Executive’s then present position; (4) personal dishonesty, incompetence, willful misconduct, willful breach of fiduciary duty involving personal profit or conviction of a felony; or (5) material breach of any provision of Exhibit A, to the extent applicable. For purposes of this Section, no act, or failure to act, on Executive’s part shall be considered “willful” unless done or omitted to be done by Executive in bad faith and without reasonable belief that Executive’s action or omission was in the best interest of the Company. Any act or omission to act by Executive in reliance upon a written opinion of counsel to the Company shall not be deemed to be willful. B. Good Reason: For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following without Executive’s written consent: (i) any reduction in title or a material adverse change in Executive’s responsibilities or authority which are inconsistent with, or the assignment to Executive of duties inconsistent with, Executive’s position with the Company immediately prior to such action; or (ii) any reduction in Executive’s annual base salary as in effect on the date hereof or as the same may be increased from time to time; (iii) a change in Executive’s primary work location to a location more than fifty (50) miles away from West Reading, PA. For the avoidance of doubt, a continuing requirement for Executive’s regular presence in New York City shall not constitute Good Reason; (iv) any purported termination of Executive’s employment which is not effected in compliance with the requirements if this Agreement; or (v) a material breach by the Company of the provisions of this Agreement. Executive must provide written notice of termination for Good Reason to the Company within ninety (90) days after the event constituting Good Reason occurs. The Company shall have a period of thirty (30) days in which it may correct the act or failure to act that constitutes the grounds for Good Reason as set forth in Executive’s notice of termination. If the Company does not correct the act or failure to act, Executive’s employment will terminate for Good Reason on the first business day following the Company’s thirty (30)-day cure period. If the Company corrects the act or failure to act within thirty (30) days following notice from Executive, no Good Reason shall exist.

5 C. Notice of Termination. Any termination of Executive’s employment by Company or by Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a dated notice which shall (1) indicate the specific termination provision in this Agreement relied upon; (2) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated; and (3) be given in a manner consistent with the requirements of Section 13. 6.6 Compensation Upon Certain Types of Termination. If Executive’s Employment is terminated by the Company other than for Cause or by the Executive for Good Reason, in each case during the Term, then in lieu of any salary or damages payments to Executive for periods subsequent to the date of termination, Company shall pay as “Severance Compensation” to Executive, in lieu of all other damages, compensation and benefits other than any benefits the right to which shall have previously vested, an amount (the “Severance Compensation”) equal to the following, depending upon whether a “Change in Control” (as defined below) shall have occurred at the time of termination of employment: A. If a Change in Control shall not have occurred within twelve (12) months prior to the date of termination of Executive’s employment with the Company, the Company shall pay Executive the following Severance Compensation, payable at the respective times and on the respective conditions set forth in this subsection for each type of Severance Compensation: (i) Cash Severance Compensation. Notwithstanding anything to the contrary elsewhere in this Agreement, Executive shall be entitled to receive a dollar amount equal to three (3) times the sum of (x) Executive’s then current annualized base salary plus (y) the average of the annual performance bonus (consisting of both cash and other incentive compensation, but excluding the Company match and any deferred compensation) provided to him with respect to the three (3) fiscal years of the Company immediately preceding the fiscal year of termination. This element of Severance Compensation shall be payable over 36 months in equal installments on the normal pay dates following Executive’s separation from service with the Company within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder (such Section and regulations are sometimes referred to in this Agreement as “Section 409A”). If, as of the date of the Executive’s separation from service, stock of the Company or a holding company or other parent entity with respect to the Company is publicly traded on an established securities market or otherwise, and if necessary to comply with Section 409A, payments otherwise due during the six (6)- month period following his separation from service shall be suspended and paid in a lump sum upon completion of such six (6)-month period, at which time the balance of the payments shall commence in installments as described in the preceding sentence. Payments shall be subject to deductions for such tax withholdings as Company may be obligated to make; (ii) Equity Awards. All equity-based awards granted to Executive during the Term that are unvested at the time of termination of employment shall vest in full; provided that the terms and conditions of the PSU Agreement shall control the vesting of the Performance Share Units covered by such PSU Agreement;

6 (iii) Cash Bonus Including STI (but not LTI). Executive shall be entitled to a fraction of any Cash Bonus for the fiscal year of the Company within which Executive’s termination of employment occurs which, based upon the criteria established for such Cash Bonus, would have been payable to Executive had he remained employed through the scheduled date of payment, the numerator of which is the number of days of such fiscal year prior to his termination of employment and the denominator of which is three hundred and sixty-five (365); and (iv) Insurance. Provided Executive makes proper elections, the Executive shall continue to participate in health insurance (including dental if applicable) and any life insurance benefits, at the same cost as then current employees, for the shorter of (i) the length of the severance measurement period set forth in Section 6.6(A)(i) above, or (ii) the maximum period the Company is then permitted to extend each individual benefit under the applicable plan or policy or applicable law. B. If a Change in Control has occurred within twelve (12) months prior to the date of termination of Executive’s employment with the Company, the Company shall pay Executive the following Severance Compensation, payable at the respective times and on the respective conditions set forth in this subsection: (i) Termination by Company for Cause or Not for Cause. (a) If Executive’s employment is terminated by the Company for “Cause” (as defined in subsection 6.5(A) at any time, or with or without Cause before or after the Change in Control Period (as defined in subsection 6.6(B)(ii)(f) of this Section), Executive shall have no right to any severance under this Agreement due to such termination. (b) If Executive is terminated by the Company other than for Cause or by Executive for Good Reason within the Change in Control Period, Executive’s right to a severance payment under this Agreement shall be as set forth in subsection (ii)(g) of this Section. (ii) Termination by Executive for Good Reason or Not for Good Reason. (c) If Executive terminates Executive’s employment with the Company prior to a Change in Control for any reason, or without “Good Reason” (as defined in Section 6.5(B)) at any time, Executive shall have no right to any severance under this Agreement due to such termination. (d) If Executive terminates Executive’s employment with the Company for Good Reason within twelve (12) months after the date of a Change in Control, Executive’s right to a severance payment under this Agreement shall be as set forth in subsection (g) of this Section. (e) Definition of “Change in Control”. For purposes of this Agreement, a “Change in Control” of the Company shall mean: (i) There occurs a merger, consolidation or other business combination or reorganization to which the Company is a party, whether or not approved in advance by the Board of Directors of the Company, in which (A) the members of the Board of Directors of the Company immediately preceding the consummation of such transaction do not

7 constitute a majority of the members of the Board of Directors of the resulting corporation and of any parent corporation thereof immediately after the consummation of such transaction, and (B) the shareholders of the Company immediately before such transaction do not hold more than fifty percent (50%) of the voting power of securities of the resulting corporation; or (ii) There occurs a sale, exchange, transfer, or other disposition of at least fifty percent (50%) of the assets of the Company to another entity, whether or not approved in advance by the Board of Directors of the Company (for purpose of this Agreement, a sale of more than one-half of the branches of the Company would constitute a Change in Control, but for purposes of this paragraph, no branches or assets will be deemed to have been sold if they are leased back contemporaneously with or promptly after their sale); or (iii) A plan of liquidation or dissolution is adopted for the Company; or (iv) Any “person” or any group of “persons” (as such term is defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (‘Exchange Act”)), as if such provisions were applicable to the Company, other than the holders of shares of the Company’s common stock in existence on the date of the Opening for Business, is or shall become the “beneficial owner” (as defined in Rule l3d-3 under the Exchange Act), as if such rule were applicable to the Company, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities. (v) For purposes of this Agreement, the date of the Change in Control shall be the calendar date upon which a Change in Control event occurs. (f) Definition of “Change in Control Period”. For purposes of this Agreement, a “Change in Control Period” of the Company shall mean: the period commencing on the date that a written undertaking outlining the principal conditions of a contemplated Change in Control transaction (including, but not limited to, a letter of interest or intent) is executed by the parties and the two (2) year anniversary of the resulting Change in Control. For the avoidance of doubt, the written undertaking outlining the principal conditions of a contemplated Change in Control must actually occur in order for any termination by the Company other than for Cause prior to a Change in Control to constitute a termination giving rise to severance under this Agreement. (g) Cash Severance Compensation. If Executive’s employment is terminated by the Company other than for Cause or by Executive for Good reasons during the Change in Control Period, and Executive timely executes, does not revoke and delivers an effective release of claims in a form approved by the Company (“Release”), the Company shall pay as severance to Executive the sum of the following amounts in a single lump sum within thirty (30) days following the date of Executive’s termination of employment if such termination occurs during the Change in Control Period and after the Change in Control or (y) the date of the Change in Control if such termination occurs during the Change in Control Period and prior to the Change in Control, subject to all tax withholding obligations of the Company:

8 (i) three hundred percent (300%) of the highest rate of base annual salary that was payable to or for the benefit of Executive at any time during the twelve (12)-month period ending on the date of Executive’s termination of employment; and (ii) three hundred percent (300%) of the average of the annual performance bonus (consisting of both cash and other incentive compensation, but excluding the Company match and any deferred compensation) provided to him with respect to the three (3) fiscal years of the Company immediately preceding the fiscal year of termination. (h) Cash Bonus Including STI (but not LTI). Executive shall be entitled to a fraction of any Cash Bonus for the fiscal year of the Company within which Executive’s termination of employment occurs which, based upon the criteria established for such Cash Bonus, would have been payable to Executive had he remained employed through the scheduled date of payment, the numerator of which is the number of days of such fiscal year prior to his termination of employment and the denominator of which is three hundred and sixty-five (365); and (i) Equity Awards. All equity-based awards granted to Executive during the Term that are unvested at the time of termination of employment shall be vested in full; provided that the terms and conditions of the PSU Agreement shall control the vesting of the Performance Share Units covered by such PSU Agreement; and (j) Insurance. Provided Executive makes proper elections, the Executive shall continue to participate in health insurance (including dental if applicable) and any life insurance benefits, at the same cost as then current employees, for the shorter of (i) the length of the severance measurement period set forth in Section 6.6(A)(i) above, or (ii) the maximum period the Company is then permitted to extend each individual benefit under the applicable plan or policy or applicable law. (k) Communication of Termination. Any termination of Executive’s employment by the Company or by Executive shall be communicated by a dated, written notice, signed by the party giving the notice, which shall (1) indicate the specific termination provision in this Agreement relied upon; (2) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated; and (3) specify the effective date of termination. (l) Sections 280G and 4999. If, as a result of payments provided for under or pursuant to this Agreement together with all other payments in the nature of compensation provided to or for the benefit of Executive under any other agreement in connection with a Change in Control, Executive becomes subject to taxes of any state, local or federal taxing authority that would not have been imposed on such payments but for the occurrence of a Change in Control, including any excise tax under Section 4999 of the Code and any successor or comparable provision, then, in addition to any other benefits provided under or pursuant to this Agreement or otherwise, Company (including any successor to Company) shall pay to Executive at the time any such payments are made under or pursuant to this or the other agreements, an amount equal to the amount of any such taxes imposed or to be imposed on Executive (the amount of any such payment, the “Parachute Tax Reimbursement”). In addition, Company (including any successor to Company) shall “gross up” such Parachute Tax Reimbursement by paying to Executive at the same time an additional amount equal to the aggregate amount of any additional taxes (whether income taxes, excise taxes, special taxes, employment taxes

9 or otherwise) that are or will be payable by Executive as a result of the Parachute Tax Reimbursement being paid or payable to Executive and/or as a result of the additional amounts paid or payable to Executive pursuant to this sentence, such that after payment of such additional taxes Executive shall have been paid on a net after-tax basis an amount equal to the Parachute Tax Reimbursement. The amount of any Parachute Tax Reimbursement and of any such gross-up amounts shall be determined by Company’s independent auditing firm, whose determination, absent manifest error, shall be treated as conclusive and binding absent a binding determination by a governmental taxing authority that a greater amount of taxes is payable by Executive. (m) No Mitigation or Offset. Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. The severance payment provided for in this Agreement shall not be reduced by any compensation or other payments received by Executive after the date of termination of Executive’s employment from any source. 7. Section 409A. This Agreement is intended to comply with Section 409A of the Code, and its corresponding regulations, or an exemption thereto, and payments may only be made under this Agreement upon an event and in a manner permitted by Section 409A of the Code, to the extent applicable. Severance benefits under this Agreement are intended to be exempt from Section 409A of the Code under the “short-term deferral” exception. Notwithstanding anything in this Agreement to the contrary, if required by Section 409A of the Code, if Executive is considered a “specified employee” for purposes of Section 409A of the Code and if payment of any amounts under this Agreement is required to be delayed for a period of six (6) months after separation from service pursuant to Section 409A of the Code, payment of such amounts shall be delayed as required by Section 409A of the Code, and the accumulated amount shall be paid in a lump-sum payment within ten (10) days after the end of the six-month period. If Executive dies during the postponement period prior to the payment of benefits, the amounts withheld on account of Section 409A of the Code shall be paid to the personal representative of Executive’s estate within sixty (60) days after the date of Executive’s death. All payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under Section 409A of the Code. In no event may Executive, directly or indirectly, designate the calendar year of a payment. If the Company determines that a payment hereunder constitutes nonqualified deferred compensation subject to Section 409A of the Code, in no event shall the timing of Executive’s execution of a Release result in Executive designating, directly or indirectly, the calendar year of payment, and if the payment that is subject to execution of the Release could be made in more than one taxable year, payment shall be made in the later taxable year. 8. Prior Agreements. As of the Effective Date, this Agreement shall supersede the Current Employment Agreement. This Agreement is the entire agreement of the parties with respect to its subject matter and supersedes any and all prior or contemporaneous discussions, representations, understandings or agreements regarding its subject matter. 9. Assigns and Successors. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company and Executive, provided, however, that Executive shall not assign or anticipate any of Executive’s rights hereunder, whether by operation of the law or otherwise. The Company will

10 require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company (whether such assets are held directly or indirectly) to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. For purposes of this Agreement, “Company” shall also refer to any successor to the Company, whether such succession occurs by merger, consolidation, purchase and assumption, sale of assets or otherwise. 10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws rules. 11. Executive’s Acknowledgement of Terms. Executive acknowledges that Executive has read the Agreement fully and carefully, understands its terms and it has been entered into by Executive voluntarily. Executive acknowledges that any payments be made hereunder will constitute additional compensation to Executive. 12. Amendments. No amendments to this Agreement shall be binding unless in writing and signed by both parties. 13. Notices. All notices under this Agreement shall be in writing and shall be deemed effective (i) when delivered in person or email, or (ii) forty-eight (48) hours after deposit thereof in the U.S. mails by certified or registered mail, return receipt requested, postage prepaid, addressed, in the case of Executive, to his last known address as carried on the personnel records of Company and, in the case of Company, to the corporate headquarters, attention of the Chairman of the Board of Directors, or to such other address as the party to be notified may specify by notice to the other party. 14. Binding Effect and Benefits. The rights and obligations of Company and Executive under this Agreement shall inure to the benefit of and shall be binding upon the respective heirs, personal representatives, successors and assigns of Company and Executive. 15. Construction. This Agreement shall be construed under the laws of the Commonwealth of Pennsylvania, as they may be preempted by federal laws and regulations. Section headings are for convenience only and shall not be considered a part of the terms and provisions of the Agreement. 16. Governing Law; Jurisdiction; Venue. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the internal laws of the Commonwealth of Pennsylvania, without regard to its conflicts of law rules, and by federal law to the extent it pre-empts state law. For purposes of any action or proceeding, the Executive irrevocably submits to the exclusive jurisdiction of the courts of the Commonwealth Pennsylvania and the courts of the United States of America located in Pennsylvania for the purpose of any judicial proceeding arising out of or relating to this Agreement or otherwise. The Executive irrevocably agrees to service of process by certified mail, return receipt requested, to the Executive at the address listed in the records of the Company. The proper venue for all such disputes, actions or proceedings shall be Chester County, Pennsylvania.

11 17. Executive’s Acknowledgment of Terms and Right to Separate Counsel. Executive acknowledges that he has read this Agreement fully and carefully, understands its terms and that it has been entered into by Executive voluntarily. Executive further acknowledges that Executive has had sufficient opportunity to consider this Agreement and discuss it with Executive’s own advisors, including Executive’s attorney and accountants and that Executive has made Executive’s own free decision whether and to what extent to do so. 18. Legal Expenses. Company shall pay to Executive all reasonable legal fees and expenses incurred by him in seeking to obtain or enforce any rights or benefits provided by this Agreement to the extent he prevails in such efforts. 19. Indemnification of Executive. Company shall indemnify Executive against any liability incurred in connection with any proceeding in which the Executive may be involved as a party or otherwise by reason of the fact that Executive is or was serving as President and Chief Executive Officer of the Company to the extent permitted by the Company’s articles of incorporation, bylaws and applicable law. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the Company shall cause its director and officer liability insurance to cover Executive during the Term and for such period thereafter as the Company’s liability insurance policy permits coverage for actions or omissions of former directors or officers. IN WITNESS WHEREOF, the parties hereto have caused the due execution of this Agreement as of the date first set forth above. Company: Executive: /s/ Samvir Sidhu Samvir Sidhu CEO and President of Customers Bancorp, Inc. /s/ Jay Sidhu Jay Sidhu